Press Release	Source: Public Company Management Corporation

PUBC SCIA Conference Presentation Now Available

LAS VEGAS, NV – April 5, 2006 – Public Company Management Corporation (OTCBB: PUBC) announced that the video playback of PUBC’s presentation to attendees of the Southern California Investment Association (“SCIA”) National Small Cap Syndicate Conference on April 1, 2006, has been made available by SCIA at the organization’s website, http://www.sciaonline.org.

A complete copy of the presentation materials used by PUBC can be found at http://www.publiccompanymanagement.com/SCIA-slides.

About Public Company Management Corporation

PUBC provides a number of consulting and advising services to companies seeking to become publicly traded and thereafter maintain compliance with their public reporting and corporate governance obligations. PUBC focuses on the small business market, traditionally underserved by large management consulting firms.

PUBC supports the full lifecycle of entering the public market through PUBC’s various subsidiaries, which provide education, and consultation services in the areas of registration, listing on the OTCBB and compliance for companies that self distribute their own securities without an underwriter.  PUBC maintains the following four websites which promote PUBC’s services:

Publicly Traded Holding Company – Public Company Management Corporation (OTCBB: PUBC) (www.publiccompanymanagement.com) conducts operations through the following subsidiary companies:

Education -- Pubco WhitePapers, Inc. (http://www.PubcoWhitePapers.com) hosts a comprehensive body of knowledge on private and public equity markets;

Registration and listing -- GoPublicToday.com (http://www.GoPublicToday.com) provides consulting services and advice in connection with companies seeking to register and self distribute their own securities in a public offering without an underwriter and obtain a listing on the OTCBB; and

Regulatory compliance -- Public Company Management Services, Inc. (http://www.PCMS-Team.com) provides consulting services and advice relating to compliance with reporting and corporate governance obligations of public companies.

To increase OTCBB transparency and awareness, PUBC has also established the PCMC Bulletin Board 30 Index(TM). The index is comprised of 30 stocks and is not a full representation of the OTCBB marketplace, but rather a stratified grouping of stocks that meet certain well recognized standards.  Several original companies included in the PCMC Bulletin Board 30 have graduated to the national exchanges, including GAINSCO, Inc. (AMEX), Law Enforcement Associates Corp. (AMEX), Silverleaf Resorts (AMEX), Covad Communications Group, Inc. (AMEX) and True Religion Apparel

(NASDAQ: TRLG - News), the latter of which was replaced in the PCMC30 index with International Fuel Technologies (OTCBB: IFUE - News).  The companies discussed in this paragraph are not clients of PUBC.

About Southern California Investment Association, Inc.

Southern California Investment Association, Inc. is a comprehensive organization developed to facilitate stock support and capital formation for select companies.  SCIA’s national alliance provides a wide range of services including, but not limited to equity and debt financing, institutional and retail stock support, market making, and mergers and acquisitions.  The association provides current information on market climate, SEC regulation and is a valuable forum for investment opportunities.    Southern California Investment Association's goal is to assist its member network and to build exposure and support for small to medium listed and emerging-growth companies by providing a bimonthly forum. SCIA's forum showcases cutting-edge national and international presenting companies. The information contained in this press release regarding Southern California Investment Association, Inc. can be found at www.sciaonline.org as of the date of this press release.

Safe Harbor

This press release contains or may contain forward-looking statements such as statements regarding PUBC's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, trends in the industry in which PUBC operates, the ability of PUBC’s clients to become publicly traded or to satisfy the reporting and/or corporate governance requirements if such clients were to become publicly traded, and the ability of PUBC or any of its subsidiaries to consult its clients with respect to accomplishing the same. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in PUBC's filings with the United States Securities and Exchange Commission. PUBC assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.

Public Company Management Corporation (OTCBB: PUBC)

Contact:

Public Company Management Corporation

Kipley J. Lytel, CFA

Chief Operating Officer

Phone: (702) 556-5736

info@PublicCompanyManagement.com

www.info@PublicCompanyManagement.com